UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
_____________________________________________________________________________________
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_____________________________________________________________________________________
PagerDuty, Inc.
(Name of Registrant as Specified In Its Charter)
____________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Dear Stockholder,

We are pleased to invite you to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of PagerDuty, Inc. (“PagerDuty” or the “Company”), to be held on Tuesday, June 16, 2020, at 10:00 a.m. Pacific Time. The Annual Meeting will be conducted virtually via live audio webcast. You will be able to vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/PD2020 (please have your notice or proxy card in hand when you visit the website). You will not be able to attend the Annual Meeting in person.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement contain details of the business to be conducted at the Annual Meeting.

YOUR VOTE IS IMPORTANT. Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy via the Internet, by phone or by mail.

On behalf of the Company's Board of Directors, thank you for your support of and interest in PagerDuty.

Sincerely,
Jennifer Tejada
CEO and Chair of the Board of Directors

PAGERDUTY, INC.
600 Townsend St., Suite 200
San Francisco, California 94103
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	June 16, 2020 at 10:00 a.m. Pacific Time
Place	The Annual Meeting will be conducted virtually via live audio webcast. You will be able to vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/PD2020.
Items of Business
1.To elect the Board of Directors’ nominees, Jennifer Tejada and Sameer Dholakia, as Class I directors to hold office until the 2023 Annual Meeting of Stockholders.
2.To ratify the selection of Ernst & Young LLP by the Audit Committee of the Board of Directors as the independent registered public accounting firm of the Company for its fiscal year ending January 31, 2021.
3.To conduct any other business properly brought before the meeting.

Record Date	April 17, 2020 (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to received notice of, and to vote at, the Annual Meeting.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the virtual Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions for each of these voting options, please refer to the proxy card. Returning the proxy does not deprive you of your right to attend the virtual Annual Meeting and to vote your shares at the Annual Meeting. The Proxy Statement explains proxy voting and the matters to be voted on in more detail.

Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Meeting to be Held on June 16, 2020. Our proxy materials, including the Proxy Statement and Annual Report to Stockholders, are being made available on or about May 4, 2020 at the following website: www.proxyvote.com, as well as on our investor relations webpage at https://investor.pagerduty.com in the “Financials” section under “SEC Filings.” We are providing access to our proxy materials over the Internet under the rules adopted by the U.S. Securities and Exchange Commission.
By Order of the Board of Directors,
Stacey Giamalis
SVP, General Counsel and Secretary
San Francisco, California
May 4, 2020
Your vote is important. To vote your shares, please follow the instructions in the Notice of Internet Availability or Proxy Materials, which is being mailed to you on or about May 4, 2020.

PAGERDUTY, INC.
PROXY STATEMENT
FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

PAGERDUTY, INC.
600 Townsend St., Suite 200
San Francisco, California 94103
PROXY STATEMENT
FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement (this “Proxy Statement”) and form of proxy are being provided to you in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at our 2020 Annual Meeting of Stockholders (the “Annual Meeting”), and any postponements, adjournments or continuations thereof. The Annual Meeting will be held on June 16, 2020 at 10:00 a.m. Pacific Time, via live audio webcast at www.virtualshareholdermeeting.com/PD2020. Stockholders of record as of April 17, 2020 (the “Record Date”) are invited to attend the Annual Meeting and are entitled to vote on the proposals described in this Proxy Statement.
The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended January 31, 2020 (the “Annual Report”) is first being mailed on or about May 4, 2020 to all stockholders entitled to vote at the Annual Meeting.
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this Proxy Statement. Please read the entire Proxy Statement carefully before voting your shares.
Why did I receive a notice regarding the availability of proxy materials on the Internet?
Our Board is providing these proxy materials to you in connection with our Board’s solicitation of proxies for use at the Annual Meeting, which will take place on June 16, 2020. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.
All stockholders will have the ability to access the proxy materials via the Internet, including this Proxy Statement and our Annual Report, as filed with the Securities and Exchange Commission (the “SEC”) on May 4, 2020. The Notice includes information on how to access the proxy materials, how to submit your vote over the Internet or by phone, or how to request a paper copy of the proxy materials. This Proxy Statement and the Annual Report are available at www.proxyvote.com. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request these materials.
Who can vote at the annual meeting?
Holders of our common stock at the close of business on April 17, 2020, the record date for the Annual Meeting (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. As of the Record Date, there were 78,425,258 shares of common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate votes with respect to the election of directors.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with American Stock Transfer and Trust Company, LLC, our transfer agent, then you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the Annual Meeting.
Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date, your shares were held in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. For additional information, see “What if I do not specify how my shares are to be voted?” below.

Do I have to do anything in advance if I plan to attend the Annual Meeting?
The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via live audio webcast. You are entitled to participate in the Annual Meeting only if you were a holder of our common stock as of the close of business on the Record Date or if you hold a valid proxy for the Annual Meeting.
You will be able to attend the Annual Meeting and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/PD2020. You also will be able to vote your shares electronically at the Annual Meeting.
To participate in the Annual Meeting, you will need the control number included on your Notice or proxy card. The live audio webcast will begin promptly at 10:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures.
How can I get help if I have trouble checking in or listening to the meeting online?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log-in page.
What am I voting on?
There are two matters scheduled for a vote:
•Election of two Class I directors (Proposal 1); and
•Ratification of selection of Ernst & Young LLP by the Audit Committee of the Board as independent registered public accounting firm of the Company for its fiscal year ending January 31, 2021 (Proposal 2).
What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote and what are the voting deadlines?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can vote in one of the following ways:
•You may vote via the Internet. To vote via the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the proxy card you receive. Your vote must be received by 11:59 p.m. Eastern Time on June 15, 2020 to be counted. If you vote via the Internet, you do not need to return a proxy card by mail.
•You may vote by telephone. To vote by telephone, dial 1-800-690-6903 (the call is toll-free in the United States and Canada; toll charges apply to calls from other countries) and follow the recorded instructions. You will be asked to provide the control number from the proxy card. Your vote must be received by 11:59 p.m., Eastern Time, on June 15, 2020 to be counted. If you vote by telephone, you do not need to return a proxy card by mail.
•You may vote by mail. To vote by mail using the proxy card (if you requested paper copies of the proxy materials to be mailed to you), you need to complete, date and sign the proxy card and return it promptly by mail in the envelope provided so that it is received no later than June 15, 2020. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail.
•You may vote at the Annual Meeting. To vote at the meeting, following the instructions at www.virtualshareholdermeeting.com/PD2020 (have your Notice or proxy card in hand when you visit the website).
Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee.
Can I change my vote or revoke my proxy?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:
•entering a new vote by Internet or telephone;

•signing and returning a new proxy card with a later date;
•delivering a written revocation to our Secretary at PagerDuty, Inc., 600 Townsend St. Suite 200, San Francisco, CA 94103, by 11:59 p.m. Eastern Time, on June 15, 2020; or
•following the instructions at www.virtualshareholdermeeting.com/PD2020.
Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.
What if I do not specify how my shares are to be voted?
Stockholder of Record: If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the two nominees for director and “For” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2020. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Beneficial Owners: Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner or (ii) the broker lacked discretionary authority to vote the shares. Abstentions represent a stockholder’s affirmative choice to decline to vote on a proposal, and occur when shares present at the meeting are marked “abstain.” Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present but have no effect on the outcome of matters voted.
A broker has discretionary authority to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters.
Proposal 1, the election of our Class I directors, is a non-routine matter so your broker or nominee may not vote your shares on Proposal 1 without your instructions. Proposal 2, the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2021, is a routine matter so your broker or nominee may vote your shares on Proposal 2 even in the absence of your instruction.
If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For” and “Withhold” and broker non-votes; and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.
How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	Nominees receiving the most “For” votes; withheld votes will have no effect	No effect	No effect
2	Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal ending January 31, 2021.	“For” votes from the holders of a majority of shares present or represented by proxy and entitled to vote on the matter	Against	Not applicable(1)

(1)This proposal is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the outstanding shares entitled to vote are present virtually during the virtual meeting or represented by proxy. On the record date, there were 78,425,258 shares outstanding and entitled to vote. Thus, the holders of 39,212,630 shares must be present virtually or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present virtually during the meeting or represented by proxy may adjourn the meeting to another date.

Why a Virtual-Only Online Meeting?

Conducting the Annual Meeting virtually allows for remote participation and increases the opportunity for all stockholders to participate and communicate their views to a much wider audience. Stockholder rights are not affected. Additionally, we use software that verifies the identity of each participating stockholder and ensures during the question and answer portion of the meeting that they are granted the same rights they would have at an in-person meeting.

Our virtual Annual Meeting allows stockholders to submit questions and comments before and during the Annual Meeting. After the Annual Meeting, we will spend up to 15 minutes answering stockholder questions that comply with the rules of conduct for the Annual Meeting; which will be posted on the virtual Annual Meeting web portal. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted an SEC-approved procedure called “householding.” Under this procedure, we will deliver only one copy of our Notice of Internet Availability of Proxy Materials, and for those stockholders that received a paper copy of proxy materials in the mail, one copy of our Annual Report to stockholders and this Proxy Statement, to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. This procedure reduces our printing and mailing costs. Upon written or oral request, we will promptly deliver a separate copy of the proxy materials and annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us as follows:

PagerDuty, Inc.
Attention: Secretary
600 Townsend St., Suite 200
San Francisco, CA 94103
(844) 800-3889

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.
What happens if the Annual Meeting is postponed or adjourned?
Your proxy may be voted at the postponed or adjourned Annual Meeting. You will still be able to change your proxy until it is voted. Any adjournment of the Annual Meeting can be accessed at the same website listed above and you may vote at any postponed or adjourned Annual Meeting using the control number listed in your Notice or proxy card.

How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies online, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 4, 2021, to our Secretary at 600 Townsend St., Suite 200, San Francisco, California 94103, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or Exchange Act. Pursuant to our Amended and Restated Bylaws (the “Bylaws”), if you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must do so not later than the close of business on March 18, 2021 and no earlier than the close of business on February 16, 2021; provided, however, that if next year’s annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after June 16, 2021, your proposal must be submitted not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of such meeting is first made. You are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business is managed under the direction of our Board of Directors (the “Board”), which currently has eight members. Six of our directors are independent within the meaning of the independence requirements of the New York Stock Exchange (the “NYSE”). Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
There are three directors in the class whose term of office expires in 2020. Each of the nominees listed below is currently a director of the Company. Ethan Kurzweil and John O’Farrell will not be standing for re-election at the Annual Meeting. Immediately prior to the Annual Meeting, Sameer Dholakia will be reclassified as a Class I director and the Board size will be reduced to six members. If elected at the annual meeting, each of these nominees would serve until the 2023 annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to encourage directors and nominees for director to attend the Annual Meeting.
The following table sets forth information with respect to our directors who we expect to continue in office after the Annual Meeting, including the two nominees for election at the Annual Meeting, as of May 4, 2020:

Name	Age	Director Since
Class I Directors-Nominees for Election at the Current Annual Meeting
Jennifer Tejada	49	July 2016
Sameer Dholakia	46	December 2019
Class II Directors-Continuing in Office until the 2021 Annual Meeting
Rathi Murthy	54	March 2019
Alex Solomon	37	November 2010
Class III Directors-Continuing in Office until the 2022 Annual Meeting
Elena Gomez	50	October 2018
Zachary Nelson	58	June 2018

The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.

Nominees for Election for a Three-Year Term Expiring at the 2023 Annual Meeting
Jennifer Tejada. Ms. Tejada has served as our Chief Executive Officer and as a member of our Board since July 2016. From July 2013 to July 2015, Ms. Tejada served as President and Chief Executive Officer at Keynote Systems, Inc., or Keynote Systems, a software company specializing in digital performance analytics and web and mobile testing. Ms. Tejada currently serves on the boards of directors of The Estée Lauder Companies Inc., a multinational manufacturer and marketer of beauty products, and a privately held company. Ms. Tejada holds a B.A. in Business Management and Organizational Behavior from the University of Michigan.

Ms. Tejada was selected to serve on our Board because of the experience and perspective she provides as our Chief Executive Officer, as well as her extensive experience with technology companies.
Sameer Dholakia. Mr. Dholakia has served on our Board since December 2019. Mr. Dholakia has served as the CEO of Twilio SendGrid at Twilio, Inc., a cloud communication platform, since Twilio’s acquisition of Sendgrid in February 2019. From 2014 to February 2019, he served as the Chief Executive Officer and a member of the board of directors of SendGrid, Inc., a customer communication platform, and as Chairman of the board from September 2017 to February 2019. Prior to joining SendGrid, Mr. Dholakia served at Citrix Systems, Inc., an enterprise software company, as Group Vice President and General Manager of the Cloud Platforms group from 2011 to 2014 and as the Vice President of Marketing from 2010 to 2011. Mr. Dholakia joined Citrix in 2010 following Citrix’s acquisition of VMLogix, Inc., a provider of virtualization management software, where he served as Chief Executive Officer from 2007 to 2010. Mr. Dholakia holds a B.A. in Economics and an M.A. in Organizational Studies from Stanford University and an M.B.A. from Harvard Business School.
Mr. Dholakia was selected to serve on our Board because of his extensive experience working in the technology sector and senior leadership experience at technology companies.

Directors Continuing in Office Until the 2021 Annual Meeting

Rathi Murthy. Ms. Murthy has served on our Board since March 2019. Ms. Murthy has served as Chief Technology Officer of Verizon Media, a division of Verizon Communications, Inc., a telecommunications company, since January 2020. Ms. Murthy served as Chief Technology Officer at Gap Inc., a clothing and accessories retailer, from March 2016 to January 2020. From September 2012 to March 2016, Ms. Murthy served in various roles at American Express Company, a multinational financial services company, including Senior Vice President and Chief Information Officer of Enterprise Growth from January 2015 to March 2016 and Vice President, Technology from September 2012 to January 2015. Ms. Murthy holds a B.S. in Electrical Engineering from Bangalore University and an M.S. in Computer Engineering from Santa Clara University.

Ms. Murthy was selected to serve on our Board because of her extensive experience, including senior leadership experience, in technology at public companies.

Alex Solomon. Mr. Solomon co-founded our company and has served as our Chief Technology Officer since July 2016 and as a member of our Board since November 2010. Mr. Solomon served as our Chief Executive Officer from May 2010 to July 2016. Mr. Solomon holds a B.S.E. from the University of Waterloo.

Mr. Solomon was selected to serve on our Board because of his experience as our co-founder and former Chief Executive Officer.

Directors Continuing in Office Until the 2022 Annual Meeting
Elena Gomez. Ms. Gomez has served on our Board since October 2018. Since May 2016, Ms. Gomez has served as Chief Financial Officer at Zendesk, Inc., a global company that builds software for customer service and engagement. From July 2010 to April 2016, Ms. Gomez served in senior finance roles at salesforce.com, inc., including Senior Vice President Go To Market Distribution from July 2015 to April 2016, Vice President Sales and Support and Marketing Finance from June 2011 to June 2015, and Senior Director Marketing and General and Administrative Finance from July 2010 to June 2011. Prior to that, she held finance roles at Visa Inc., a financial services company, and The Charles Schwab Corporation, a brokerage and banking company. Ms. Gomez currently serves on the board of directors of Smartsheet Inc. and on the board of the Haas School of Business at the University of California, Berkeley. Ms. Gomez holds a B.S. in Business Administration from the Haas School of Business at the University of California, Berkeley.

Ms. Gomez was selected to serve on our Board because of her extensive experience working in the technology sector and senior leadership experience at technology companies and public companies.

Zachary Nelson. Mr. Nelson has served on our Board since June 2018. From July 2002 to June 2017, Mr. Nelson served as Chief Executive Officer at NetSuite Inc., a business management software company that was acquired by Oracle Corporation, a computer technology company, in November 2016. Mr. Nelson holds a B.S. in Biological Sciences and a M.A. in Anthropology from Stanford University.

Mr. Nelson was selected to serve on our Board because of his extensive experience working in the technology sector and senior leadership experience at technology companies.

Director Independence
Our common stock is listed on the New York Stock Exchange (“NYSE”). Under the listing requirements and rules of the NYSE, independent directors must comprise a majority of our board of directors. In addition, the rules of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of the NYSE, a director will only qualify as an “independent director” if the Board determines that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Compensation committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member. Additionally, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or be an affiliated person of the listed company or any of its subsidiaries.
Our Board has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities as required by the rules of the NYSE. Based upon information requested from and provided by each director concerning such director’s background, employment and affiliations, including family relationships, our board of directors determined that Mmes. Gomez and Murthy and Messrs. Kurzweil, Nelson, O'Farrell and Dholakia, representing six of our eight directors, are “independent directors” as defined under current rules and regulations of the SEC and the listing standards of the NYSE. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in “Certain Relationships and Related Party Transactions.”
Board Leadership Structure
Jennifer Tejada, our Chief Executive Officer, serves as Chair of our Board and presides over meetings of our Board and carries out such other duties as are customarily carried out by the Chair of a board. Ms. Tejada brings valuable insight to our Board due to the perspective and experience she brings as Chief Executive Officer. Our Board has appointed Mr. O’Farrell to serve as our presiding director. As Mr. O’Farrell is not standing for re-election at the Annual Meeting, the Board has appointed Zachary Nelson to serve as our presiding director following the Annual Meeting. Our presiding director presides over periodic meetings of our independent directors, serves as a liaison between our Chair of the Board and the independent directors, and performs such additional duties as our Board may otherwise determine and delegate.
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of the Company’s risk management process which risks include, among others, strategic, financial, business and operational, cybersecurity, legal and regulatory compliance, and reputational risks. The Board believes that its current leadership structure facilitates its risk oversight responsibilities. In particular, the Board believes the majority-independent Board and independent Board committees provide a well-functioning and effective balance. Although the Board does not have a standing risk management committee, it administers this oversight function directly through the Audit Committee, the Board as a whole, as well as through its other standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company.
The Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Furthermore, the Audit Committee plays a role in overseeing risks associated with cybersecurity, information security and data privacy, and regularly reviews with management the Company’s data security programs and assessment, management and mitigation of such risks. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. The Nominating and Corporate Governance Committee oversees risks related to our overall corporate governance, including Board and committee composition, Board size and structure and director independence, as well as succession planning. The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Both the Board as a whole and the various standing committees receive periodic reports from executive management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as appropriate.

Meetings of the Board
Our Board is responsible for the oversight of company management and the strategy of our company and for establishing corporate policies. Our Board and its committees meet throughout the year on a regular schedule, and also hold special meetings and act by written consent from time to time. The Board met nine times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.
We encourage our directors and nominees for director to attend our annual meeting of stockholders.
Committees of the Board
Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. From time to time, our Board may establish other committees to facilitate the management of our business. The composition and responsibilities of each of the committees as of May 4, 2020 is described below. Members serve on these committees until their resignation or until otherwise determined by the Board.
Each committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the NYSE. Copies of each charter are posted on our website at https://investor.pagerduty.com/governance/governance-documents. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Jennifer Tejada
Sameer Dholakia		Member	Member
Elena Gomez	Chair
Ethan Kurzweil	Member	Member
Rathi Murthy	Member		Member
Zachary Nelson		Chair	Member
John O’Farrell	Member	Member	Chair
Alex Solomon
Total Number of Meetings in Fiscal Year 2020	10	5	4

As Messrs. Kurzweil and O’Farrell are not standing for re-election at the Annual Meeting, immediately following the Annual Meeting the Committees shall be composed as follows:
•Audit Committee: Elena Gomez (Chair), Sameer Dholakia and Rathi Murthy
•Compensation Committee: Zachary Nelson (Chair), Sameer Dholakia
•Nominating and Corporate Governance Committee: Rathi Murthy (Chair), Zachary Nelson
Audit Committee
The Audit Committee oversees the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The principal duties and responsibilities of our Audit Committee include, among other things:
•helping our Board oversee our corporate accounting and financial reporting processes, systems of internal control, and financial statement audits, and the integrity of our financial statements;
•managing the selection, engagement terms, fees, qualifications, independence, and performance of qualified firms to serve as independent registered public accounting firms to audit our financial statements;
•discussing the scope and results of the audit with the independent registered public accounting firms, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•developing and reviewing procedures for employees to submit concerns anonymously about questionable accounting or auditing matters;

•overseeing our risk identification, assessment and management practices, processes and policies in all areas of our business, including financial and accounting;
•overseeing compliance with our Code of Business Conduct and Ethics;
•reviewing and approving related party transactions;
•obtaining and reviewing a report by the independent registered public accounting firms, at least annually, that describes the firm’s internal quality-control procedures, any material issues with such procedures, and any steps taken to address such issues when required by applicable law; and
•approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firms.
Each member of our Audit Committee meets the requirements for independence under the listing standards of the NYSE and the applicable rules and regulations of the SEC. Each member of our Audit Committee also meets the financial literacy requirements of the listing standards of the NYSE. In addition, our Board has determined that Ms. Gomez is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933.
Compensation Committee
Our Compensation Committee is responsible for, among other things:
•reviewing and approving, or recommending that our Board approve, the compensatory arrangements of our executive officers and other senior management, as appropriate;
•reviewing and recommending to our Board the compensation of our non-employee directors;
•administering our equity award plans, compensation plans and similar programs;
•evaluating and adopting compensation plans and programs and evaluating and recommending to our Board for approval the modification or termination of our existing plans and programs; and
•reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation strategy.
Each member of our Compensation Committee meets the requirements for independence under the listing standards of the NYSE and the applicable rules and regulations of the SEC. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Company’s Chief People Officer and Compensia, Inc. (“Compensia”). The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding her compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and the NYSE, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and the NYSE, the Compensation Committee engaged Compensia as its compensation consultant. The Compensation Committee requested that Compensia:
•assist in evaluating, developing and implementing an executive compensation program in connection with the Company’s transition to a public company;
•assist in developing a non-employee director compensation program; and
•develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group.
Compensia representatives meet regularly with our Compensation Committee during its regular meetings, including in executive sessions from time to time without any members of management present. Compensia works directly with our Compensation Committee (and not on behalf of management) to assist our Compensation Committee in satisfying its responsibilities and will undertake no projects for management without our Compensation Committee’s approval. No work performed by Compensia during fiscal year 2020 raised a conflict of interest.
Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. In fiscal year 2020, the Compensation Committee delegated authority to the Chief Executive Officer to grant, without any further action required by the Compensation Committee, equity awards to employees and consultants who are not officers or directors of the Company or direct-reports to the Chief Executive Officer. The purpose of this delegation of authority is to enhance the flexibility of equity award administration within the Company and to facilitate the timely grant of equity awards to non-executive employees, particularly new employees, within specified limits approved by the Compensation Committee. In particular, under this delegation of authority, the Chief Executive Officer may make awards in an individual amount of up to 100,000 restricted stock units or stock options to purchase up to 200,000 shares or a combination of 150,000 restricted stock units and stock options, subject to an aggregate value limit of $2 million, to eligible employees per fiscal year. Typically, as part of its oversight function, the Compensation Committee will review the list of grants made by the Chief Executive Officer at each regularly scheduled in-person meeting.
The Compensation Committee considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of her performance is conducted by the Compensation Committee, which determines any adjustments to her compensation as well as awards to be granted. For all executives as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive compensation paid at other companies identified by the compensation consultant.
Compensation Committee Interlocks and Insider Participation
Our Compensation Committee is currently comprised of Messrs. Nelson, Dholakia, Kurzweil and O’Farrell, none of whom is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee (“Nominating Committee”) is responsible for, among other things:
•identifying and evaluating candidates, including the nomination of incumbent directors for re-election and nominees recommended by stockholders, to serve on our Board;
•reviewing the performance of our Board, including committees of the Board, and management;
•considering and making recommendations to our Board regarding the composition of our Board and its committees;

•instituting plans or programs for the continuing education of directors and orientation of new directors;
•developing and making recommendations to our Board regarding corporate governance guidelines and matters; and
•reviewing plans for succession to the offices of our executive officers and making recommendations to our Board regarding selection of appropriate individuals to succeed to these positions.
Each of the members of our Nominating Committee meets the requirements for independence under the listing standards of the NYSE.
Considerations in Evaluating Director Nominees

Our Nominating Committee uses a variety of methods for identifying and evaluating director potential director candidates. In its evaluation of director candidates, including the current directors eligible for re-election, our nominating and corporate governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors. Some of the qualifications that our Nominating Committee considers include, without limitation, experience of particular relevance to us and the board of directors, accomplishments, superior credentials, independence, area of expertise, and the highest ethical and moral standards. Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that the board should be a diverse body, and the Nominating Committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, the nominating committee may take into account the benefits of diverse viewpoints. Any search firm retained by our Nominating Committee to find director candidates would be instructed to take into account all of the considerations used by our Nominating Committee. After completing its review and evaluation of director candidates, our Nominating Committee recommends to our full board of directors the director nominees for selection. In fiscal year 2020, the Nominating Committee paid a fee to Heidrick & Struggles to assist in the process of identifying or evaluating director candidates.
Stockholder Recommendations for Nominations to the Board of Directors
Our Nominating Committee will consider candidates for director recommended by stockholders of our Company who are stockholders of record at the time of the submission of the director recommendation and on the record date for the determination of stockholders entitled to vote at the annual meeting, so long as such recommendations comply with our amended and restated certificate of incorporation and amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. The Nominating Committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business.
Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating Committee at the following address: c/o PagerDuty, Inc., 600 Townsend St., Suite 200, San Francisco, CA 94103, Attn: Secretary, no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. Submissions must include the full name and address of the stockholder on whose behalf the submission is made, the number of shares owned beneficially by such stockholder as of the date of the submission, the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and any additional information required by our Amended and Restated Bylaws. Our Nominating Committee has discretion to decide which individuals to recommend for nomination as directors. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Communications with our Board of Directors
Stockholders or interested parties who wish to communicate with our Board or with an individual director may do so by mail to our Board or the individual director, care of our Secretary at 600 Townsend St., Suite 200, San Francisco, CA 94103. The communication should indicate that it contains a stockholder or interested party communication. Our General Counsel or his/her designee, in consultation with appropriate directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the director or directors to whom the communications are addressed or, if none are specified, to the Chair of our Board.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Board has adopted Corporate Governance Guidelines. These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on our investor relations webpage at https://investor.pagerduty.com/governance/governance-documents. We intend to post any amendments to our Code of Business Conduct and Ethics, and any waivers of our Code of Business Conduct and Ethics for directors and executive officers, on the same website. The inclusion of our website address in this proxy statement does not include or incorporate by reference into this proxy statement the information on or accessible through our website.
Director Compensation
The following table sets forth information regarding the compensation earned or paid to our directors during the fiscal year ended January 31, 2020, other than Jennifer Tejada, our Chief Executive Officer, who is also a member of our Board but did not receive any additional compensation for service as a director. The compensation of Ms. Tejada as a named executive officer is set forth below under “Executive Compensation—Summary Compensation Table.” The table below includes information regarding the compensation earned or paid to Alex Solomon, our Co-Founder and Chief Technology Officer, who is an employee and a member of our Board.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)	Options Outstanding (#)(2)	RSUs Outstanding (#)(2)
Sameer Dholakia(3)	10,375	—	449,995	—	460,370		20,116
Elena Gomez	44,340	—	—	—	44,340	244,306
Ethan Kurzweil	42,324	—	—	—	42,324
Andrew Miklas(4)	—	—	—	—	—
Rathi Murthy(5)	39,503	1,817,390	—	—	1,856,893	177,214
Zachary Nelson	43,534	—	—	—	43,534
John L. O’Farrell	48,774	—	—	—	48,774
Alex Solomon(6)	—	—	—	210,303	210,303
______________
(1) The amounts disclosed represent the aggregate grant date fair value of the stock option granted under our 2010 Stock Plan (the “2010 Plan”), and stock awards granted under our 2019 Equity Incentive Plan (the “2019 Plan”), computed in accordance with ASC Topic 718. Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of the options and stock awards reported in these columns are set forth in the notes to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2020, as filed with the Securities and Exchange Commission on March 19, 2020. These amounts do not reflect the actual economic value that may be realized by the director.
(2) As of January 31, 2020, our non-employee directors held outstanding stock options to purchase the number of shares of common stock and outstanding RSUs set forth in each column. Includes awards for director compensation and non-director compensation.
(3) Mr. Dholakia joined our Board in December 2019, and received the “Initial Grant” described below under “Non-Employee Director Compensation Policy—Equity Compensation”.
(4) Mr. Miklas resigned from our Board in March 2019.
(5) Ms. Murthy joined our Board in March 2019, prior to our initial public offering and the adoption of our “Non-Employee Director Compensation Policy” described below. Upon joining the Board, Ms. Murthy was granted an option to purchase 168,881 shares, which vests in equal monthly installments over a three-year period, subject to her continuous service to us through each such date. This award was determined by the Board with reference to data provided by the compensation consultant and was consistent with the awards made to our other independent directors prior to our initial public offering.
(6) In the fiscal year ended January 31, 2020, Mr. Solomon earned a salary of $200,000 and bonus of $10,303, in his role as our Chief Technology Officer. Mr. Solomon did not receive any additional compensation for service as a director.

Non-Employee Director Compensation Policy

In March 2019, our Board approved a director compensation policy for non-employee directors that became effective in connection with our initial public offering (“IPO”). Pursuant to this policy, our non-employee directors receive the following compensation.

Equity Compensation

Any person who is elected or appointed as a non-employee director for the first time will receive an initial award of restricted stock units (“RSUs”) having a value of $450,000 on the date of grant (the “Initial Grant”). The Initial Grant will vest in three equal annual installments on the anniversary date on which the non-employee director was appointed to our Board, subject to the director’s continuous service to us through each such date.

On the date of each annual meeting of stockholders, each non-employee director who will continue as a non-employee director following such meeting will be granted an annual award of RSUs having a fair market value of $185,000 on the date of grant (the “Annual Grant”). The Annual Grant will fully vest on the earlier of the first anniversary of the grant date or immediately prior to the next annual meeting of stockholders, subject to the director’s continuous service to us through each such date. A non-employee director who is elected for the first time six months or less prior to the date of our next annual meeting of stockholders will not be eligible to receive such Annual Grant at the first annual meeting of stockholders following his or her appointment or election.

Cash Compensation

In addition, each non-employee director is entitled to receive the following cash compensation for services on our Board and its committees as follows:
•$35,000 annual cash retainer for service as a Board member and an additional annual cash retainer of $15,000 for service as lead independent director of our Board, if any;
•$20,000 annual cash retainer for service as chair of the audit committee and $10,000 per year for service as a member of the audit committee;
•$15,000 annual cash retainer for service as chair of the compensation committee and $7,500 per year for service as a member of the compensation committee; and
•$8,000 annual cash retainer for service as chair of the nominating and corporate governance committee and $4,000 per year for service as a member of the nominating and corporate governance committee.

The annual cash compensation amounts are payable in equal quarterly installments, in arrears following the end of each quarter in which the service occurred, pro-rated for any partial quarters.

Expenses

We will reimburse each eligible non-employee director for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in meetings of our Board and any committee of the Board.

PROPOSAL 1
ELECTION OF DIRECTORS

Our Board currently has eight members, and, in accordance with our certificate of incorporation, is divided into three classes with staggered three-year terms. One Class is elected each year at the annual meeting of stockholders for a term of three years. At the Annual Meeting, two Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring. Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation or removal. There are three Class I directors in the class whose term of office expires in 2020: Jennifer Tejada, Ethan Kurzweil and John O’Farrell. Messrs. Kurzweil and O’Farrell will not be standing for re-election. Immediately prior to the Annual Meeting, Mr. Dholakia shall be reclassified as a Class I director and the Board size will be reduced to six members.

Nominees

Our Board has nominated Jennifer Tejada and Sameer Dholakia for election as Class I directors at the Annual Meeting. If elected, each of Ms. Tejada and Mr. Dholakia will serve as Class I directors until the 2023 annual meeting of stockholders or until their successors are elected and qualified, or their earlier death, resignation or removal. Each of the nominees is currently a director of the Company. For information concerning the nominees, see the section titled “Board of Directors and Corporate Governance.”

Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “FOR” the election of each nominee. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board. In the alternative, the proxies may vote only for the remaining nominee, leaving a vacancy on our Board. Our Board may fill such vacancy at a later date or reduce the size of our Board. Each of the nominees is a current member of our Board and has consented to serve if elected, and we have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Vote Required

The election of Class I directors requires a plurality vote of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Accordingly, the two nominees receiving the highest number of “FOR” votes will be elected. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE TWO DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN THIS PROXY STATEMENT AS CLASS I DIRECTORS TO SERVE FOR A THREE-YEAR TERM.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed Ernst & Young LLP, as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending January 31, 2021. Ernst & Young LLP has served as our independent registered public accounting firm since 2015.

At the Annual Meeting, stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2021. Stockholder ratification of the appointment of Ernst & Young LLP is not required by our bylaws or other applicable legal requirements. However, our Board of Directors is submitting the appointment of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present virtually or by proxy at the Annual Meeting and entitled to vote, such appointment will be reconsidered by our Audit Committee. Even if the appointment is ratified, our Audit Committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending January 31, 2021 if our Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If the appointment is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by Ernst & Young LLP for our fiscal years ended January 31, 2020 and January 31, 2019.

	2020	2019
Audit Fees(1)	$1,470,940	$2,940,190
Audit-Related Fees(2)	28,440	—
Tax Fees(3)	20,600	30,900
All Other Fees(4)	6,795	4,775
Total Fees	$1,526,775	$2,975,865
(1)Audit Fees are for the annual audit and quarterly reviews of the Company’s consolidated financial statements, audits required by public company regulation, professional consultations with respect to accounting issues, registration statement filings and issuance of consents and similar matters. This category also includes fees for services incurred in connection with our initial public offering.
(2)Audit-Related Fees are fees for assurance and related services that are reasonably associated to the performance of the audit or review of our consolidated financial statements or internal control over financial reporting and are not included in “Audit Fees.” These services primarily include fees for services in connection with the preparation for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and for procedures in connection with our Service Organizational Control (“SOC”) reports.
(3)Tax Fees are billed for tax consulting and compliance.
(4)All Other Fees are fees for products and services other than the services described above.
All fees described above were pre-approved by the Audit Committee.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Ernst & Young LLP. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. All of the services provided by Ernst & Young LLP for the years ending January 31, 2020 and 2019 described above were pre-approved by the Audit Committee.
The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

Vote Required
The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote against the proposal.
THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 2, THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING JANUARY 31, 2021.

AUDIT COMMITTEE REPORT

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission (the “SEC”), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that PagerDuty, Inc. specifically incorporates it by reference in such filing.

The Audit Committee serves as the representative of our Board of Directors with respect to its oversight of:

•our accounting and financial reporting processes and the audit of our financial statements;

•the integrity of our financial statements;

•our compliance with legal and regulatory requirements;

•inquiring about significant risks, reviewing our policies for risk assessment and risk management, and assessing the steps management has taken to control these risks; and

•the independent registered public accounting firm’s appointment, qualifications and independence.

The Audit Committee also reviews the performance of our independent registered public accounting firm, Ernst & Young LLP, in the annual audit of our financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees.

The Audit Committee is composed of four non-employee directors. Our Board of Directors has determined that each member of the Audit Committee is independent, and that Ms. Gomez qualifies as an “audit committee financial expert” under the SEC rules.

The Audit Committee provides our Board of Directors such information and materials as it may deem necessary to make our Board of Directors aware of financial matters requiring the attention of our Board of Directors. The Audit Committee reviews our financial disclosures and meets privately, outside the presence of our management, with our independent registered public accounting firm. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended January 31, 2020 with management, including a discussion of the quality and substance of the accounting principles, the reasonableness of significant judgments made in connection with the audited financial statements, and the clarity of disclosures in the financial statements. The Audit Committee reports on these meetings to our Board of Directors.

The Audit Committee reviewed and discussed our audited consolidated financial statements with management and Ernst & Young LLP, our independent registered public accounting firm. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board, or the PCAOB.

The Audit Committee received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and discussed with Ernst & Young LLP its independence. In addition, the Audit Committee discussed with Ernst & Young LLP its independence from management and the Company, including matters in the letter from Ernst & Young LLP required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with Ernst & Young LLP’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2020 for filing with the SEC. The Audit Committee also has selected Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2021. Our Board of Directors recommends that stockholders ratify this selection at the Annual Meeting.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

Elena Gomez (Chair) Rathi Murthy
Ethan Kurzweil  John O’Farrell

EXECUTIVE OFFICERS
The following table sets forth information concerning our executive officers as of May 4, 2020. Our executive officers are appointed by, and serve at the discretion of, the Board and each holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Jennifer Tejada	49	Chief Executive Officer and Chair of the Board
Howard Wilson	55	Chief Financial Officer
David Justice	42	Executive Vice President, Chief Revenue Officer
Stacey Giamalis	55	Senior Vice President, Legal, General Counsel, and Secretary

Executive Officers
Jennifer Tejada. Biographical information regarding Ms. Tejada can be found in the table under the section titled “Nominees for Election for a Three-Year Term Expiring at the 2023 Annual Meeting” beginning on page 6 of this Proxy Statement.
Howard Wilson. Mr. Wilson has served as our Chief Financial Officer since September 2018 and served as our acting Chief Financial Officer from December 2017 to September 2018. Mr. Wilson also served as our Chief Commercial Officer from January 2017 to September 2018. From August 2016 to June 2018, Mr. Wilson served as an Executive Consultant and Leadership Advisor at The BluePrint Lab, a consulting company. From April 2015 to July 2016, Mr. Wilson served as General Manager, Digital Experience Management at Dynatrace, LLC, an application performance management software company. From October 2013 to December 2015, Mr. Wilson served as Chief Commercial Officer and Executive Vice President at Keynote Systems. Mr. Wilson holds a B.Sc. in Information Systems and Psychology from the University of South Africa.
David Justice. Mr. Justice has served as our Executive Vice President, Chief Revenue Officer since December 2019. From May 2018 to December 2019, Mr. Justice served as Executive Vice President, North America Enterprise Sales of salesforce.com, inc., a global enterprise software company. From July 2000 to April 2018, Mr. Justice served in various roles at Cisco Systems, Inc., a multinational IT, networking, and cybersecurity solutions company, including Senior Vice President, Global Security and Enterprise Networking from June 2016 to April 2018 and Vice President, Worldwide Software and Enterprise Networking Sales from November 2014 to May 2016. Mr. Justice holds a B.A. in Political Science from the University of Washington.
Stacey Giamalis. Ms. Giamalis has served as our Senior Vice President, Legal, General Counsel and Secretary since April 2018. From October 2013 to May 2017, Ms. Giamalis served as Chief Legal Officer at Apigee Corporation, a provider of a software platform for application programming interfaces that was acquired by Google Inc., a multinational technology company that specializes in internet-related services and products, in November 2016. Ms. Giamalis holds a B.A. in Psychology from the University of California, Davis and a J.D. from the University of California, Berkeley, Boalt Hall.

EXECUTIVE COMPENSATION
We became a public company in April 2019, and we are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including certain executive compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering (“IPO”), (ii) the last day of the first fiscal year in which our annual gross revenue is $1.07 billion or more, (iii) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities or (iv) the date on which we are deemed to be a “large accelerated filer” as defined in the Exchange Act.
Named Executive Officers
Our named executive officers for fiscal year 2020, which consist of our Chief Executive Officer and the two other most highly compensated executive officers for the fiscal year ended January 31, 2020 (the “Named Executive Officers”), are:
•Jennifer Tejada, our Chief Executive Officer;
•Howard Wilson, our Chief Financial Officer; and
•David Justice, our Executive Vice President, Chief Revenue Officer.
Processes and Procedures for Compensation Decisions
Our Compensation Committee is primarily responsible for establishing and reviewing our general compensation strategy. In addition, the Compensation Committee oversees our compensation and benefit plans and policies, administers our equity incentive plans and reviews and approves annually all compensation decisions relating to all of our executive officers, including our Chief Executive Officer. The Compensation Committee considers recommendations from our Chief Executive Officer regarding the compensation of our executive officers other than herself. Under its charter, our Compensation Committee has the right to retain or obtain the advice of compensation consultants, independent legal counsel and other advisers. During fiscal year 2020, the Compensation Committee retained Compensia, a national compensation consultant, to serve as its independent compensation consultant and to conduct market research and analysis on its various executive positions, to assist the committee in developing appropriate incentive plans for our executives on an annual basis, to provide the committee with advice and ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals of management. Compensia reports directly to our Compensation Committee and does not provide any non-compensation related services to the Company.
Our Compensation Committee has reviewed the independence of Compensia, employing the independence factors specified in the NYSE listing standards and the SEC’s rules and regulations. Based on this assessment, the Compensation Committee determined that the engagement of Compensia does not raise any conflicts of interest or similar concerns.
Summary Compensation Table
The following table sets forth information concerning the compensation of our Named Executive Officers during the fiscal years ended January 31, 2019 and 2020:

Name	Fiscal Year	Salary ($)	Bonus ($)(1)	Options Awards ($)(2)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Jennifer Tejada Chief Executive Officer	2020	414,166	—	8,566,174	—	62,114	23,337	9,065,791
	2019	361,667	—	3,883,658	—	226,234		4,471,559
Howard Wilson Chief Financial Officer	2020	357,145	—	2,315,182	—	46,295	11,030	2,729,652
	2019	330,849	—	1,207,083	—	196,696		1,734,628
David Justice(5) Executive Vice President, Chief Revenue Officer	2020	43,750	29,167	440,306	5,215,551	—	794	5,729,568

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(1) The amount reported for Mr. Justice reflects a portion of the non-recoverable draw against commissions for the fiscal year ended January 31, 2020 pursuant to the terms of his offer letter.
(2) The amounts reported represent the aggregate grant date fair value of the option awards and/or stock awards granted to the Named Executive Officer in the fiscal years ended January 31, 2019 and 2020, calculated in accordance with FASB ASC Topic 718. Such aggregate grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of the option awards and stock awards reported in this column are set forth in the notes to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2020, as filed with the Securities and Exchange Commission on March 19, 2020. The amounts reported in this column reflect the accounting cost for these option awards and stock awards, and do not correspond to the actual economic value that may be received by the Named Executive Officers upon vesting of the awards.
(3) The amounts reported represent the Named Executive Officer’s total cash incentive bonuses earned for the fiscal year ended January 31, 2019 and 2020, as described below under “—Non-Equity Incentive Plan Compensation—Cash Bonus Incentive Plan.”
(4) The amounts reported include (i) car services and related tax gross-up of $22,598 for Ms. Tejada, (ii) matching 401(k) contributions of $2,119 and $292 for each of Messrs. Wilson and Justice, (iii) amounts paid on behalf of Ms. Tejada and Messrs. Wilson and Justice for parking and (iv) amounts paid on behalf of Ms. Tejada and Messrs. Wilson and Justice for basic life insurance.
(5) Mr. Justice joined us in December 2019.
Outstanding Equity Awards as of January 31, 2020

The following table presents the outstanding equity incentive plan awards held by each of our Named Executive Officers as of January 31, 2020.

	Option Awards(1)					Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Jennifer Tejada Chief Executive Officer	3/8/2019(3)	814,000	—	14.52	3/7/2029	—	—
	7/10/2018(4)	713,084	26,916	7.43	7/9/2028	—	—
	7/22/2016(5)	2,983,009	—	2.00	7/21/2026	—	—
Howard Wilson Chief Financial Officer	3/8/2019(6)	220,000	—	14.52	3/7/2029	—	—
	7/10/2018(7)	203,084	26,916	7.43	7/9/2028	—	—
	12/30/2016(8)	583,624	—	2.00	12/29/2026	—	—
David Justice Executive Vice President, Chief Revenue Officer	1/2/2020(9)	—	42,496	23.34	1/1/2030	214,279	4,996,986
______________
(1) All option and stock awards listed in this table were granted pursuant to the 2010 Plan or the 2019 Plan and are subject to acceleration of vesting as described in “—Employment Agreements with our Named Executive Officers ” or “—Potential Payments upon Termination or Change of Control” below.
(2) This column represents the market value of the shares of our common stock underlying the stock awards as of January 31, 2020, based on the closing price of our common stock, as reported on the New York Stock Exchange, of $23.32 per share on January 31, 2020.
(3)  All shares subject to the stock option first became exercisable on the grant date, subject to our right to repurchase unvested shares in the event Ms. Tejada’s employment terminates. The option vests as follows: (a) for 407,000 shares of 814,000 shares, 25% of the shares subject to option (a) shall vest on March 8, 2020 and 1/48th per month thereafter and (b) for 407,000 shares of 814,000 shares, 25% of the shares subject to option (b) shall vest on March 8, 2021 and 1/48th per month thereafter, subject to her continuous service through each such date. Out of the unexercised options exercisable, no shares subject to the options were vested as of January 31, 2020.
(4) A portion of the option covering 26,916 shares is intended to qualify as an incentive stock option for federal tax purposes, and the remaining option to purchase 713,084 shares is a nonstatutory stock option. The option becomes exercisable as follows: (a) 13,458 shares subject to the incentive stock option first become exercisable on January 1 in each of 2021 and 2022; and (b) all of the 713,084 shares subject to the nonstatutory stock option first become exercisable on the grant date, subject to our right to repurchase unvested shares in the event Ms. Tejada’s employment terminates. 12/48th of the total shares subject to the option vests on the 12-month anniversary of the vesting commencement date of July 10, 2018 and 1/48th of the total shares subject to the option vests on the same day of each month thereafter, subject to her continuous service to us through each such date. Out of the unexercised options exercisable, 277,500 shares subject to the options were vested as of January 31, 2020.
(5) A portion of the option covering 250,000 shares is intended to qualify as an incentive stock option for federal tax purposes, and the remaining option to purchase 3,638,426 shares is a nonstatutory stock option. The option becomes exercisable as follows: (a) 50,000 shares subject to the incentive stock option first become exercisable on the grant date and an additional 50,000 shares subject to the incentive stock option first become exercisable on January 1 in each of 2017, 2018, 2019, and 2020; and (b) all of the 3,638,426 shares subject to the nonstatutory stock option first become exercisable on the grant date, subject to our right to repurchase unvested shares in the event Ms. Tejada’s employment terminates. 12/48th of the total shares subject to the option vests on the 12-month anniversary of the vesting commencement date of July 22, 2016 and 1/48th of the total shares subject to the option vests on the same day of each month thereafter, subject to her continuous service to us through each such date. Out of the unexercised options exercisable, 2,496,955 shares subject to the options were vested as of January 31, 2020.

(6)  All shares subject to the stock option first became exercisable on the grant date, subject to our right to repurchase unvested shares in the event Mr. Wilson’s employment terminates. The option vests as follows: (a) for 110,000 shares of 220,000 shares, 25% of the shares subject to option (a) shall vest on March 8, 2020 and 1/48th per month thereafter and (b) for 110,000 shares of 220,000 (6) shares, 25% of the shares subject to option (b) shall vest on March 8, 2021 and 1/48th per month thereafter subject to his continuous service through each such date. Out of the unexercised options exercisable, no shares subject to the options were vested as of January 31, 2020.
(7) A portion of the option covering 26,916 shares is intended to qualify as an incentive stock option for federal tax purposes, and the remaining portion of the option covering 203,084 shares is a nonstatutory stock option. The option becomes exercisable as follows: (a) 13,458 shares subject to the incentive stock option first become exercisable on January 1 in each of 2021 and 2022; and (b) all of the 203,084 shares subject to the nonstatutory stock option first become exercisable on the grant date, subject to our right to repurchase unvested shares in the event Mr. Wilson’s employment terminates. 12/48th of the total shares subject to the option vests on the 12-month anniversary of the vesting commencement date of July 10, 2018 and 1/48th of the total shares subject to the option vests on the same day of each month thereafter, subject to his continuous service to us through each such date. Out of the unexercised options exercisable, 86,250 shares subject to the options were vested as of January 31, 2020.
(8) A portion of the option covering 250,000 shares is intended to qualify as an incentive stock option for federal tax purposes, and the remaining portion of the option covering 372,148 shares is a nonstatutory stock option. The option becomes exercisable as follows: (a) 50,000 shares subject to the incentive stock option first become exercisable on the grant date and an additional 50,000 shares subject to the incentive stock option first become exercisable on January 1 in each of 2017, 2018, 2019, and 2020; and (b) all of the 372,148 shares subject to the nonstatutory stock option first become exercisable on the grant date, subject to our right to repurchase unvested shares in the event Mr. Wilson’s employment terminates. 12/48th of the total shares subject to the option vests on the 12-month anniversary of the vesting commencement date of December 23, 2016 and 1/48th of the total shares subject to the option vests on the same day of each month thereafter, subject to continuous service to us through each such date. Out of the unexercised options exercisable, 440,688 shares subject to the options were vested as of January 31, 2020.
(9) The shares underlying the options shall vest and become exercisable and the shares underlying the stock award shall vest in accordance with the following schedule: 25% one year from the date of grant and the remaining shall vest in 1/12 quarterly installments thereafter, subject to Mr. Justice's continuous service through each such date.

Employment Agreements with our Named Executive Officers

Below are descriptions of our employment agreements with our Named Executive Officers. The agreements generally provide for at-will employment and set forth the Named Executive Officer’s initial base salary, target annual bonus opportunity, eligibility for employee benefits, and severance benefits upon a qualifying termination of employment. Furthermore, each of our named executive officers has executed a form of our standard proprietary information and inventions assignment agreement. The key terms of the employment agreements with our Named Executive Officers are described below.

Jennifer Tejada

We entered into an amended and restated offer letter with Jennifer Tejada, our Chief Executive Officer, which sets forth the terms and conditions of her employment with us. The amended and restated offer letter has no specific term and provides for at-will employment. The amended and restated offer letter supersedes all existing agreements and understandings Ms. Tejada may have concerning her employment relationship with us. The amended and restated offer letter referenced Ms. Tejada’s then current annual base salary of $420,000 and target annual bonus opportunity of $260,000. Ms. Tejada’s current annual base salary is $450,000 and her current target annual bonus opportunity is $450,000. Ms. Tejada is eligible to participate in benefit plans and arrangements made available to all of our full-time employees, subject to the terms of such plans.

The amended and restated offer letter reaffirms that, on July 22, 2016, Ms. Tejada was granted a time-based vesting option to purchase shares of our common stock, which represented the right to purchase 6.25% of our issued and outstanding securities on a fully diluted basis as of the grant date. Pursuant to the terms of the amended and restated offer letter, if Ms. Tejada’s equity awards subject to time-based vesting and granted prior to a change in control transaction (as defined in her amended and restated offer letter) are not assumed, substituted, continued or cancelled for consideration in connection with the change in control transaction, 100% of the then-unvested shares subject to such equity awards will vest immediately prior to the change in control transaction.

Under Ms. Tejada’s amended and restated offer letter, if Ms. Tejada’s employment is terminated other than for “cause,” she resigns for “good reason,” or her employment terminates due to her death or “disability” (such terms as defined in her amended and restated offer letter), in each case, during the period from three months before until 18 months following a “change in control transaction” (such period for the purposes of Ms. Tejada’s amended and restated offer letter, the “change in control transaction period”), Ms. Tejada will be eligible to receive the following severance benefits (less applicable tax withholdings): (i) a lump sum cash amount equal to 18 months of her then-current annual base salary, plus an additional $12,000; (ii) 100% accelerated vesting and exercisability, as applicable, of all of her outstanding equity awards subject to time-based vesting and granted prior to a change in control transaction; (iii) a lump sum cash amount equal to a prorated amount of her target annual bonus opportunity; and (iv) payment or reimbursement of premiums to continue group health coverage under COBRA (as defined below) for 18 months.

Further, under Ms. Tejada’s amended and restated offer letter, if Ms. Tejada’s employment is terminated other than for cause, she resigns for good reason, or her employment terminates due to her death or disability any time other than during the change in control transaction period, Ms. Tejada will be eligible to receive the following severance benefits (less applicable tax withholding): (i) a lump sum cash amount equal to 12 months of her then-current annual base salary, plus an additional $12,000; (ii) accelerated vesting and exercisability, as applicable, of each of her outstanding equity awards subject to time-based vesting with respect to a number of shares equal to 50% of the number of shares originally subject to the equity award; (iii) a lump sum cash amount equal to a prorated amount of her target annual bonus opportunity; and (iv) payment or reimbursement of the premiums to continue group health coverage under COBRA for 12 months.

To receive the severance benefits above upon a qualifying termination, Ms. Tejada must timely (i) resign from our board of directors, (ii) sign and not revoke a general release of claims in our favor, and (iii) return all of our property in her possession.

If any of the payments provided for under Ms. Tejada’s amended and restated offer letter or otherwise payable to Ms. Tejada would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to the related excise tax under Section 4999 of the Internal Revenue Code, then she will be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to her. Ms. Tejada’s amended and restated offer letter does not require us to provide any tax gross-up payments to her.

Howard Wilson

We have entered into a confirmatory employment agreement with Howard Wilson, our Chief Financial Officer. The confirmatory employment agreement has no specific term and provides for at-will employment. Mr. Wilson’s current annual base salary is $400,000 and his current target annual bonus opportunity is $280,000. Mr. Wilson is eligible to participate in benefit plans and arrangements made available to all our full-time employees. Mr. Wilson also is eligible to receive severance benefits upon certain qualifying terminations of his employment, as more fully described below under “—Potential Payments upon Termination or Change of Control.”

David Justice

We have entered into an offer letter with David Justice, our Executive Vice President, Chief Revenue Officer. The offer letter has no specific term and provides for at-will employment. Mr. Justice’s current annual base salary is $350,000 and his current target sales commission opportunity is $350,000. The offer letter provides for a $87,500 non-recoverable draw for the first three months of employment, representing target sales commission for such period. Mr. Justice is eligible to participate in benefit plans and arrangements made available to all our full-time employees. Mr. Justice also is eligible to receive severance benefits upon certain qualifying terminations of her employment, as more fully described below under “—Potential Payments upon Termination or Change of Control.”

Potential Payments upon Termination or Change of Control

We maintain an Executive Severance and Change in Control Policy, or the policy, for Mr. Wilson, Mr. Justice and certain other executives (other than Ms. Tejada) and key employees, or participants. Under the policy, if we terminate the employment of Mr. Wilson or Mr. Justice other than for “cause,” or he or she resigns for “good reason” (such terms as defined in the policy), in each case, during the period from three months before until 12 months following a “change in control” (as defined in the policy and such period for the purposes of the policy, the “change in control period”), Mr. Wilson or Mr. Justice, as applicable, will be eligible to receive the following severance benefits (less applicable tax withholdings): (i) a lump sum cash amount equal to 12 months of his then-current annual base salary; (ii) a lump sum cash amount equal to a prorated amount of his target annual bonus opportunity; (iii) continuation of health plan benefits for him and his eligible dependents at no cost under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, for up to 12 months, and (iv) 100% of his then outstanding and unvested equity awards that are subject to time-based vesting will fully vest and, as applicable, be exercisable.

Further, under the policy, if Mr. Wilson or Mr. Justice is terminated other than for cause any time other than during the change in control period, he or she will be eligible to receive the following severance benefits (less applicable tax withholding): (i) a lump sum cash amount equal to six months of his then-current annual base salary and (ii) continuation of health plan benefits for him and his eligible dependents at no cost under COBRA for up to six months.

To receive the severance benefits above upon a qualifying termination, Mr. Wilson or Mr. Justice, as applicable, must sign and not revoke a general release of claims in our favor by the deadline set forth in the policy.

If any of the payments provided for under the policy or otherwise payable to Mr. Wilson or Mr. Justice would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to the related excise tax under Section 4999 of the Internal Revenue Code, then he or she will be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to him. The policy does not require us to provide any tax gross-up payments to Mr. Wilson or Mr. Justice or any other participant.

The policy will remain in effect for three years from the date of the completion of our initial public offering, which occurred on April 15, 2019, except if on the date the policy is set to expire we have entered into an agreement that would cause a change in control to occur, then the policy will remain in effect until the consummation of the transaction constituting a change in control.

Ms. Tejada is not eligible to participate in the policy and is only eligible to receive potential termination or change of control payments pursuant to her amended and restated employment agreement, as described in “—Employment Agreements with our Named Executive Officers—Jennifer Tejada”.

Non-Equity Incentive Plan Compensation

Cash Incentive Bonus Plan

In March 2019, we approved the Cash Incentive Bonus Plan for our executive leadership team. Each participant is eligible to receive cash bonuses based on the achievement of performance goals determined in the sole discretion of the Compensation Committee of our Board, or such other committee as our Board may appoint from time to time. Each participant’s target award may be a percentage of a participant’s annual base salary as of the beginning or end of a performance period or a fixed dollar amount. In addition, to be eligible to earn a bonus under the Cash Incentive Bonus Plan, a participant must remain continually employed by, and in good standing with, us through the applicable bonus payment date.

For fiscal year 2020, each participant in the bonus program under the Cash Incentive Bonus Plan was eligible to receive a cash bonus based on the achievement of certain annual recurring revenue and operating income goals and individual objectives, as determined in the sole discretion of our Compensation Committee. In addition, to be eligible to earn a bonus for fiscal year 2020, a participant had to remain continually employed by, and in good standing with, us through the applicable bonus payment date. Ms. Tejada, our Chief Executive Officer, and Mr. Wilson, our Chief Financial Officer, participated in our program for fiscal year 2020. For fiscal year 2020, Ms. Tejada and Mr. Wilson received cash bonuses totaling $62,114 and $46,295, respectively.

Sales Compensation Plan

As our Executive Vice President, Chief Revenue Officer, Mr. Justice is eligible for incentive compensation under our Sales Compensation Plan, or the Sales Plan. Participating employees in the Sales Plan are eligible to receive pre-determined cash compensation for achieving specified performance goals during the relevant fiscal year. Because Mr. Justice joined the Company in December 2019, he did not participate in the fiscal year 2020 Sales Plan. Mr. Justice will participate in the fiscal year 2021 Sales Plan and be eligible to receive commissions thereunder.

Employee Benefit and Stock Plans

2019 Equity Incentive Plan

Our board of directors adopted and our stockholders approved our 2019 Equity Incentive Plan, or the 2019 Plan, in March 2019. The 2019 Plan became effective in connection with our IPO. The 2019 Plan provides for the grant of incentive stock options, or ISOs, nonstatutory stock options, or NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards, and other stock awards, or collectively, stock awards. ISOs may be granted only to our employees, including our officers, and the employees of our affiliates. All other awards may be granted to our employees, including our officers, our non-employee directors, and consultants, and the employees and consultants of our affiliates.

Plan Administration. Our board of directors, or a duly authorized committee of our board of directors, will administer the 2019 Plan. Our board of directors may also delegate to one or more of our officers the authority to (1) designate employees (other than officers) to receive specified stock awards, and (2) determine the number of shares subject to such stock awards. Under the 2019 Plan, our board of directors has the authority to determine and amend the terms of awards, including (but not limited to) the recipients; the exercise, purchase, or strike price of stock awards, if any; the number of shares subject to each stock award; the fair market value of a share of our common stock; the vesting schedule applicable to the awards, together with any vesting acceleration; and the form of consideration, if any, payable upon exercise or settlement of the award. In addition, our board of directors also generally has the authority to effect, with the consent of any adversely affected participant, the reduction of the exercise, purchase, or strike price of any outstanding award; the cancellation of any outstanding stock award and the grant in substitution therefor of other awards, cash, or other consideration; or any other action that is treated as a repricing under generally accepted accounting principles.

Non-Employee Director Limitation.    The maximum number of shares of common stock subject to awards granted under the 2019 Plan or otherwise during any one calendar year to any non-employee director, taken together with any cash fees paid by us to the non-employee director during that year for service on our board of directors, will not exceed $750,000 in total value (calculating the value of the awards based on the grant date fair value for financial reporting purposes), or, with respect to the calendar year in which a non-employee director is first appointed or elected to our board of directors, $1,000,000.

Stock Options.    ISOs and NSOs are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2019 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2019 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator. The maximum number of shares of our common stock that may be issued upon the exercise of ISOs under the 2019 Plan is equal to three times the aggregate number of shares initially reserved under the 2019 Plan.

Restricted Stock Unit Awards.    Restricted stock unit awards are granted pursuant to restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to our board of directors and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Corporate Transactions.    The 2019 Plan provides that in the event of certain specified significant corporate transactions including: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of more than 50% of our outstanding securities, (3) the consummation of a merger or consolidation where we do not survive the transaction, and (4) the consummation of a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding prior to such transaction are converted or exchanged into other property by virtue of the transaction, each outstanding award will be treated as the plan administrator determines unless otherwise provided in an award agreement or other written agreement between us and the award holder. The administrator may take one of the following actions with respect to such awards:

•arrange for the assumption, continuation, or substitution of a stock award by a successor corporation;
•arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation;
•accelerate the vesting, in whole or in part, of the stock award and provide for its termination prior to the transaction;
•arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us;
•cancel or arrange for the cancellation of the stock award before the transaction in exchange for a cash payment or no payment, as determined by our board of directors; or
•make a payment, in the form determined by our board of directors, equal to the excess, if any, of the value of the property the participant would have received on exercise of the awards before the transaction over any exercise price payable by the participant in connection with the exercise, multiplied by the number of shares subject to the stock award. Any escrow, holdback, earnout, or similar provisions in the definitive agreement for the transaction may apply to such payment to the holder of a stock award to the same extent and in the same manner as such provisions apply to holders of our common stock.

The plan administrator is not obligated to treat all stock awards or portions of stock awards, even those that are of the same type, in the same manner in the event of a corporate transaction.

In the event of a change in control, awards granted under the 2019 Plan will not receive automatic acceleration of vesting and/or exercisability, although this treatment may be provided for in an award agreement or in any other written agreement between us and the participant. Under the 2019 Plan, a change in control generally will be deemed to occur in the event: (1) the acquisition by any a person or company of more than 50% of the combined voting power of our then outstanding stock; (2) a merger, consolidation, or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined outstanding voting power of the surviving entity or the parent of the surviving entity; (3) a sale, lease, exclusive license, or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders; or (4) an unapproved change in the majority of our board of directors.

2019 Employee Stock Purchase Plan

Our board of directors adopted and our stockholders approved our 2019 Employee Stock Purchase Plan, or the ESPP, in March 2019. The ESPP became effective in connection with our IPO.

The purpose of the ESPP is to secure the services of new employees, to retain the services of existing employees, and to provide incentives for such individuals to exert maximum efforts toward our success and that of our affiliates. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code for U.S. employees. In addition, the ESPP authorizes grants of purchase rights that do not comply with Section 423 of the Code under a separate non-423 component. In particular, where such purchase rights are granted to employees who are employed or located outside the United States, our board of directors may adopt rules that are beyond the scope of Section 423 of the Code.

Administration. Our board of directors has delegated its authority to administer the ESPP to our compensation committee. The ESPP is implemented through a series of offerings under which eligible employees are granted purchase rights to purchase shares of our common stock on specified dates during such offerings. Under the ESPP, we may specify offerings with durations of not more than 27 months and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our common stock will be purchased for employees participating in the offering. An offering under the ESPP may be terminated under certain circumstances.

Payroll Deductions. Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, may participate in the ESPP and may contribute, normally through payroll deductions, up to 15% of their earnings (as defined in the ESPP) for the purchase of our common stock under the ESPP. Unless otherwise determined by our board of directors, common stock will be purchased for the accounts of employees participating in the ESPP at a price per share that is at least the lesser of (1) 85% of the fair market value of a share of our common stock on the first date of an offering, or (2) 85% of the fair market value of a share of our common stock on the date of purchase.

Corporate Transactions. The ESPP provides that in the event of certain specified significant corporate transactions including: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of more than 50% of our outstanding securities, (3) the consummation of a merger or consolidation where we do not survive the transaction, and (4) the consummation of a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding prior to such transaction are converted or exchanged into other property by virtue of the transaction, a successor corporation may assume, continue or substitute each outstanding purchase right. If the successor corporation does not assume, continue, or substitute for the outstanding purchase rights, the offering in progress will be shortened and a new exercise date will be set. The participants’ purchase rights will be exercised on the new exercise date and such purchase rights will terminate immediately thereafter.

2010 Stock Plan

Our board of directors adopted and our stockholders approved our 2010 Stock Plan, or the 2010 Plan, in September 2010. The 2010 Plan has been periodically amended, most recently in July 2018. The 2010 Plan provides for the grant of ISOs to our employees, any parent or certain of our subsidiary companies, and for the grant of NSOs and restricted shares to such employees, our directors, and to consultants engaged by us or any of our subsidiary companies. The 2010 Plan was terminated in connection with our IPO, and all outstanding awards granted under the 2010 Plan remain subject to the terms of the 2010 Plan.

Plan Administration. Our board of directors (referred to as the plan administrator for purposes of the 2010 Plan) administers and interprets the provisions of the 2010 Plan. Under the 2010 Plan, the plan administrator has the authority to, among other things, accelerate the vesting of awards and institute and determine the terms of an option exchange program under which outstanding stock options are exchanged for stock options with a lower exercise price or restricted stock or are amended to decrease the exercise price as a result of a decline in the fair market value of our common stock.

Stock Options and Restricted Shares. Stock options and restricted shares granted under the 2010 Plan generally have terms similar to those described above with respect to stock options and restricted shares granted under the 2019 Plan.

Corporate Transactions. In the event of a sale of all or substantially all of our assets or a merger, consolidation, or other capital reorganization or business combination of us with or into another corporation, entity, or person, each outstanding option shall either be assumed or an equivalent option or right shall be substituted or terminated in exchange for a payment of cash or other property with respect to vested options, and such payment will be equal to the difference between the exercise price and the fair market value of the portion of the optioned stock. In the event the option is not assumed, substituted, or exchanged, then each such stock option shall terminate upon the consummation of the foregoing corporate transaction.
401(k) Plan
We maintain a tax-qualified defined contribution retirement plan under Section 401(k) of the Internal Revenue Code that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax and/or post-tax basis, up to the statutory annual limits on contributions under the Code. Employee contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Participants are immediately and fully vested in their contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. Our 401(k) plan provides for discretionary matching of employee contributions. Beginning in the fiscal year ended January 31, 2020, and effective July 1, 2020, the Company implemented an employer matching contribution of one percent (1%) of each participant’s employee contributions of at least one percent (1%) of eligible compensation during the period as defined in the 401(k) Plan.
Equity Compensation Plan Information
The following table provides information as of January 31, 2020 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders(2)	14,498,045	$7.37	16,229,681
Equity compensation plans not approved by stockholders	—	—	—
Total	14,498,045	$7.37	16,229,681
(1)The weighted-average exercise price is calculated based solely on outstanding stock options. It does not reflect the shares that will be issued in connection with the settlement of restricted stock units, since restricted stock units have no exercise price.
(2)Includes our 2010 Plan, 2019 Plan and our ESPP. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2010 Plan and the 2019 Plan will be added back to the shares of common stock available for issuance under the 2019 Plan. The Company no longer makes grants under the 2010 Plan. Our 2019 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each February 1, beginning on February 1, 2020, by 5% of the outstanding number of shares of our common stock on the immediately preceding January 31 or such lesser number of shares as determined by our compensation committee. Our ESPP provides that the number of shares reserved and available for issuance will automatically increase each February 1, beginning on February 1, 2020, by the lesser of 1,850,000 shares of our common stock, 1% of the outstanding number of shares of our common stock on the immediately preceding January 31, or such lesser number of shares as determined by our compensation committee. On February 1, 2020, the number of shares available for issuance under our 2019 Plan and our ESPP increased by 3,889,583 shares and 777,916 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 31, 2020 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.
We have based percentage ownership of our common stock on 77,934,149 shares of our common stock outstanding as of March 31, 2020.
Unless otherwise indicated, the address of each beneficial owner listed below is c/o PagerDuty, Inc., 600 Townsend St., Suite 200, San Francisco, CA 94103.

	Common Stock
Name of Beneficial Owner	Number	Percentage
5% Stockholders
T. Rowe Price Associates, Inc.(1)	9,302,474	11.9%
Entities affiliated with Bessemer Venture Partners(2)	5,311,946	6.8%
Entities affiliated with Accel(3)	4,829,323	6.2%
Baskar Puvanathasan(4)	4,328,689	5.6%
Named Executive Officers and Directors
Jennifer Tejada(5)	4,892,426	5.9%
Howard Wilson(6)	1,033,264	1.3%
David Justice	—	*
Sameer Dholakia	—	*
Elena Gomez(7)	244,306	*
Ethan Kurzweil(8)	16,007	*
Rathi Murthy(9)	177,214	*
Zachary Nelson(10)	301,625	*
John O’Farrell(11)	17,597	*
Alex Solomon (12)	4,109,319	5%
All directors and executive officers as a group(13) (11 persons)	11,211,758	12.6%
______________
* Represents beneficial ownership of less than 1%.
(1) Based upon the information provided by T. Rowe Price Associates, Inc. (“T. Rowe Price”) in a Schedule 13G filed on February 14, 2020. According to the filing, T. Rowe Price has sole voting power with respect to 2,004,470 shares of common stock, sole dispositive power over 7,298,277 shares of common stock and no shared voting or dispositive power. The principal business address of T. Rowe Price is 100 E. Pratt Street, Baltimore, MD 21202.
(2) Consists of (i) 2,900,323 shares held of record by Bessemer Venture Partners VIII Institutional L.P., or Bessemer Institutional, and (ii) 2,411,623 shares held of record by Bessemer Venture Partners VIII L.P, or Bessemer VIII, and together with Bessemer Institutional, the Bessemer Entities. Each of Deer VIII & Co. L.P., or Deer VIII L.P., the general partner of the Bessemer Entities, and Deer VIII & Co. Ltd., or Deer VIII Ltd., the general partner of Deer VIII L.P., has voting and dispositive power over the shares held by the Bessemer Entities. J. Edmund Colloton, David J. Cowan, Byron B. Deeter, Robert P. Goodman, Jeremy S. Levine and Robert M. Stavis are the directors of Deer VIII Ltd. Investment and voting decisions with respect to the shares held by the Bessemer Entities are made by the directors of Deer VIII Ltd. acting as an investment committee. The address for each of these entities is c/o Bessemer Venture Partners, 1865 Palmer Avenue, Suite 104, Larchmont, New York 10538. Ethan Kurzweil disclaims beneficial ownership of the securities held by the Bessemer Entities, except to the extent of his pecuniary interest, if any, in such securities by virtue of his interest in Deer VIII L.P., and his indirect limited partnership interest in the Bessemer Entities.
(3) Based upon the information provided by entities affiliated with Accel Partners in a Schedule 13G filed on February 14, 2020. According to the filing, consists of (a) 1,234 shares held directly by Accel XI L.P. (“A11”), Accel XI Associates L.L.C. (“A11A”), the general partner of A11, may be deemed to have sole power to vote these shares; (b) 93 shares held directly by Accel XI Strategic Partners L.P. (“A11SP”), A11A, the general partner of A11SP, may be deemed to have sole power to vote these shares; (c) 1,327 shares held by Accel XI Associates L.L.C., of which 1,234 are directly owned by A11 and 93 are directly owned by A11SP. A11A, the general partner of A11 and A11SP, may be deemed to have sole power to vote these shares; (d) 131 shares held directly by Accel Investors 2013 L.L.C. (“AI13”); (e) 1,339 shares held directly by Accel Growth Fund L.P. (“AGF”), Accel Growth Fund Associates L.L.C. (“AGFA”), the general partner of AGF, may be deemed to have sole power to vote these shares; (f) 26 shares held directly by Accel Growth Fund Strategic Partners L.P. (“AGFSP”), AGFA, the general partner of AGFSP, may be deemed to have sole power to vote these shares; (g) 1,365 shares held by Accel Growth Fund Associates L.L.C., 1,339 are directly owned by AGF and 26 are directly owned by AGFSP, AGFA, the general partner of AGF and AGFSP, may be deemed to have sole power to vote these shares; (h) 93 shares held directly by Accel Growth Fund Investors 2011 L.L.C. (“AGFI11”); 4,580,053 shares held by Accel Growth Fund IV L.P. (“AGF4”), Accel Growth Fund IV Associates L.L.C. (“AGF4A”), the general partner of AGF4, may be deemed to have sole power to vote these shares; (i) 26,057 shares held by Accel Growth Fund IV Strategic Partners L.P. (“AGF4SP”), AGF4A, the general partner of AGF4SP, may be deemed to have sole power to vote these shares; and (j) 219,063 shares held directly by Accel Growth Fund Investors 2016 L.L.C. (“AGFI16”). The principal business address of Accel Partners is 500 University Avenue, Palo Alto, CA 94301.

(4) Based upon the information provided by Baskar Puvanathasan in a Schedule 13G filed on January 31, 2020. According to the filing, 4,328,689 shares are held directly by Anjaneya Holdings Inc. (the “Corporation”). Mr. Puvanathasan, as sole director of the Corporation has sole voting and dispositive power.
(5) Consists of (i) 355,417 shares held indirectly by the Jennifer Tejada, as Trustee of the Langford Island Trust, and (ii) 4,510,053 shares subject to options exercisable within 60 days of March 31, 2020, of which 3,278,865 are vested as of such date.
(6) Consists of 1,006,348 shares subject to options exercisable within 60 days of March 31, 2020, of which 630,033 are vested as of such date.
(7) Consists of 244,306 shares subject to options exercisable within 60 days of March 31, 2020, of which 193,409 are vested as of such date.
(8) Consists 16,007 shares held indirectly by the KurzTrust. Mr. Kurzweil is a partner at Bessemer Venture Partners.
(9) Consists of 177,214 shares subject to options exercisable within 60 days of March 31, 2020, of which 74,009 are vested as of such date.
(10) Consists of 301,625 shares held of record by Mr. Nelson, of which 37,703 shares may be repurchased by us at the original purchase price as of March 31, 2020 if Mr. Nelson does not satisfy certain vesting requirements.
(11) Consists of 17,597 shares held indirectly by the O’Farrell Principe Living Trust ua 4-30-1999 for which Mr. O’Farrell is a trustee.
(12) Consists of (a) 3,687,819 shares held directly by Mr. Solomon; and (ii) 421,500 shares are held indirectly by the Alex Solomon, as Trustee of the A. Solomon GRAT dated April 3, 2019.
(13) Consists of (i) 4,799,965 shares owned by our current executive officers and directors, of which 37,703 may be repurchased by us at the original purchase price as of March 31, 2020, and (ii) 6,358,321 shares subject to options exercisable within 60 days of March 31, 2020, of which 4,382,992 shares are vested as of such date.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on our review of the copies of such forms furnished to us and written representations from these officers and directors, we believe that all Section 16(a) filing requirements were met during the year ended January 31, 2020, other than one late Form 4 filed by Mr. Justice.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION
Related Person Transactions Policy and Procedures
We maintain a written related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants and in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not considered related party transactions under this policy. A transaction, arrangement or relationship in which a related person’s participation is solely due to such related person’s position as a director of an entity that is participating in such transaction, arrangement or relationship would not be considered a related party transaction under this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.
Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to the Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of the Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things: all of the parties to the transaction; the material facts of the proposed transaction; the interests, direct and indirect, of the related persons; the purpose of the transaction; the benefits to us of the transaction; whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally; and management’s recommendation with respect to the proposed transaction. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy.
In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.
In considering related-person transactions, the Audit Committee, or other independent body of the Board, will take into account the relevant available facts and circumstances including, but not limited to:
•the risks, costs and benefits to the Company;
•the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•the terms of the transaction;
•the availability of other sources for comparable services or products; and
•the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.
The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee, or other independent body of the Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as the Audit Committee, or other independent body of the Board, determines in the good faith exercise of its discretion.
Certain Related-Person Transactions
The following is a summary of transactions since February 1, 2019, to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements which are described in the sections titled “Executive Compensation” and “Director Compensation—Non-Employee Director Compensation.”
Transactions with Zendesk, Inc.

We entered into a master service agreement with Zendesk, Inc., or Zendesk, in October 2015. Pursuant to the agreement, we recognized revenue from Zendesk of approximately $349,000 in fiscal year 2020. In addition, pursuant to Zendesk’s standard customer terms, we had expenditures of $139,000 with Zendesk in fiscal year 2020. Elena Gomez, a member of our board of directors, is the Chief Financial Officer of Zendesk.

Transactions with Twilio Inc.
We entered into a master service agreement with Twilio Inc., or Twilio, in September 2015, and with SendGrid, Inc., which is now wholly owned by Twilio, in May 2016. Pursuant to these agreements, we recognized revenue from the Twilio entities of approximately $490,000 in fiscal year 2020. In addition, pursuant to customer agreements we entered into with the Twilio entities in 2018, we had expenditures of $968,000 with the Twilio entities in fiscal year 2020. Sameer Dholakia, a member of our board of directors since December 2019, is CEO of Twilio SendGrid at Twilio.
Transactions with Gap Inc.

We entered into a master service agreement with Gap Inc., or Gap, in June 2017. Pursuant to the agreement, we recognized revenue from Gap of approximately $980,000 in fiscal year 2020. Rathi Murthy, a member of our board of directors, was the Senior Vice President and Chief Technology Officer of Gap until January 2020.
Equity Grants to Directors and Executive Officers
We have granted options and RSUs to certain of our directors and executive officers. For more information regarding the stock awards granted to our directors and Named Executive Officers, see “Security Ownership of Certain Beneficial Owners and Management.”
Employment Agreements
We have entered into offer letter agreements with certain of our executive officers. For more information regarding these agreements with our Named Executive Officers, see “Employment, Severance and Change in Control Agreements.”
Indemnification Agreements
Our amended and restated certificate of incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:
•any breach of the director’s duty of loyalty to the corporation or its stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•any transaction from which the director derived an improper personal benefit
This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
Our amended and restated certificate of incorporation provides that we are authorized to indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws provide that we are required to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that, upon satisfaction of certain conditions, we are required to advance expenses incurred by a director or executive officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. Our amended and restated bylaws also provide our board of directors with discretion to indemnify our other officers and employees when determined appropriate by our board of directors. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the board of directors. With certain exceptions, these agreements provide for indemnification for related expenses (including, among other things, attorneys’ fees), judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are PagerDuty stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or PagerDuty. Direct your written request to PagerDuty, Inc., Investor Relations, 600 Townsend St., Suite 200, San Francisco, California 94103. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors

Jennifer Tejada
Chief Executive Officer
May 4, 2020
We have filed our Annual Report on Form 10-K for the fiscal year ended January 31, 2020 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Our Annual Report and this Proxy Statement are posted on our website at https://investor.pagerduty.com and are available from the SEC at its website at www.sec.gov. A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended January 31, 2020 is available without charge upon written request to: Secretary, PagerDuty, Inc., 600 Townsend St., Suite 200, San Francisco, California 94103.

PagerDuty

PAGERDUTY, INC.
600 TOWNSEND STREET, SUITE 200
SAN FRANCISCO, CA 9413

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11 59 P M. ET on 06/15/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11 59 P M. ET on 06/15/2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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SHARES

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DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following Class I nominees:

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

1. Election of Class I Directors

Nominees

01 Jennifer Tejada   02 Sameer Dholakia

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date

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www.virtualshareholdermeeting.com/PD2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com

PAGERDUTY, INC.
Annual Meeting of Stockholders
June 16, 2020 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jennifer Tejada and Stacey Giamalis, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of PAGERDUTY, INC. that the stockholder (s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, PDT on June 16, 2020, at www.virtualshareholdermeeting/PD2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side